UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 28, 2005

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code	(781) 376-3000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of 2005 Long-Term Incentive Plan

On April 28, 2005, the stockholders of Skyworks Solutions, Inc. (the “Company”) approved the adoption of the Company’s 2005 Long-Term Incentive Plan (“2005 LTIP”), which thereby became effective as of February 1, 2005, the date on which our Board of Directors approved the plan.

Under the 2005 LTIP, the Company has reserved 5,000,000 shares of its common stock to be authorized for issuance upon grants of nonqualified stock options with a maximum term of seven years. The plan also provides for the grant of restricted stock awards, stock appreciation rights and other stock-based awards, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock. Nonqualified stock option awards with up to a seven-year term will be counted against the shares authorized for issuance under the 2005 LTIP at a 1:1 ratio; any stock that is subject to an award under the plan, other than a nonqualified stock option, will be counted against the share limit at a 1.5:1 ratio.

Employees, officers, consultants and advisors of the Company are eligible for awards under the 2005 LTIP. The plan prohibits the grant of stock options with an exercise price below the fair market value of the Company’s common stock on the date of the grant and prohibits repricing or reducing the exercise price of a stock option without obtaining stockholder approval.

The Company’s Board of Directors will administer the 2005 LTIP and may delegate authority to one or more committees or subcommittees of the board. Our board has authorized the Company’s Compensation Committee to administer certain aspects of the 2005 LTIP, including the granting of options to executive officers. The Board of Directors may at any time amend, suspend or terminate the 2005 LTIP, except that no award designated by the board as subject to Section 162(m) of the Internal Revenue Code after the date of an amendment will become exercisable, realizable or vested unless and until our stockholders have approved such amendment. No award may be granted under the 2005 LTIP after February 1, 2015, but awards previously granted may extend beyond that date.

The foregoing summary is not complete and is qualified in its entirety by reference to the 2005 LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Directors’ 2001 Stock Option Plan

On April 28, 2005, the Company’s stockholders approved an amendment to the Company’s 2001 Directors’ Stock Option Plan (the “Directors’ Plan”) increasing by 500,000 to 1,065,000 the number of shares of common stock authorized for issuance thereunder. Except for the increase in the number of shares issuable under the Directors’ Plan, all other terms of the plan remain unchanged.

Under the Directors’ Plan, non-employee directors automatically receive an option to purchase 45,000 shares of the Company’s common stock upon their initial appointment to our board and an option to purchase 15,000 shares following each annual meeting of stockholders. The exercise price of all options to be granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant or the par value of our common stock, whichever is higher. All options become exercisable in four equal increments over a four-year period from the date of the grant and must be exercised within ten years after the grant. The shares to be delivered under the Company’s Directors’ Plan may be authorized but unissued shares, treasury shares, shares reacquired by the Company for such purpose, or shares previously reserved for issuance upon exercise of directors’ options that have expired or been terminated.

The Company’s Board of Directors administers the plan. Our board may at any time amend, suspend or terminate the Directors’ Plan in whole or in part, provided that the provisions of the Directors’ Plan relating to the amount and price of our common stock to be awarded and the timing of such awards may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either statute. No award may be granted under the 2001 Directors’ Stock Option Plan after September 10, 2011, but awards previously granted may be exercised beyond that date.

The foregoing summary is not complete and is qualified in its entirety by reference to the Directors’ Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Filed herewith as Exhibit 10.3 is the form of Notice of Stock Option Grant used in connection with the Directors’ Plan, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Skywork Solutions, Inc. 2005 Long-Term Incentive Plan
10.2	Skywork Solutions, Inc. Directors’ 2001 Stock Option Plan, as amended
10.3	Form of Notice of Stock Option Grant under Directors’ 2001 Stock Option Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                SKYWORKS SOLUTIONS, INC.

Date: May 4, 2005	By: /s/ Allan M. Kline Allan M. Kline Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Skywork Solutions, Inc. 2005 Long-Term Incentive Plan
10.2	Skywork Solutions, Inc. Directors’ 2001 Stock Option Plan, as amended
10.3	Form of Notice of Stock Option Grant under Directors’ 2001 Stock Option Plan